Exhibit 10.13

《关于现有控制文件之终止协议》的补充协议

Supplementary Agreement to the Termination Agreement of the VIE Agreements

本《关于现有控制文件之终止协议》的补充协议（“本补充协议”）由以下各方于2022年2月20日签署。

This Supplementary Agreement to the Termination Agreement of the VIE Agreements (the "Supplementary Agreement") is signed by the following parties on February 20, 2022.

甲方：	江苏湃领通信科技有限公司，一家于中国泰州市注册成立的外商独资有限公司，其注册地址位于泰州市高港区高新区东风路西侧永平路北侧；

Party A:	Jiangsu Pailing Communication Technology Co., Ltd., a wholly foreign-owned limited company registered in Taizhou City, China, has its registered address at the west side of Dongfeng Road and the north side of Yongping Road, Gaogang District, Taizhou City;

乙方：	泰州市柯普尼通讯设备有限公司，一家于中国泰州市注册成立的有限公司，其注册地址位于江苏省泰州市高港区科技创业园永平路 318 号；及

Party B:	Taizhou Kepuni Communication Equipment Co., Ltd., a limited company registered in Taizhou, China, whose registered address is located at No. 318, Yongping Road, Gaogang Science and Technology Industrial Park, Taizhou, Jiangsu Province;

丙方：	崔小飞、何亮（统称为“股东方”），均为中华人民共和国境内自然人。

Party C:	Xiaofei Cui and Liang He (collectively referred to as "shareholders") are natural persons within the territory of the people's Republic of China.

鉴于：

Whereas:

1.	各方此前共同签署VIE协议等控制文件，甲方对乙方通过协议方式进行控制；

1.	The parties have previously signed VIE agreements and other control documents, and Party A controls Party B through these agreements;

2.	经各方确认，甲方拟将对乙方的控制由协议控制方式变为股权控制方式，故各方于2022年2月20日签署《关于现有控制文件之终止协议》；

2.	As confirmed by all the parties, Party A intended to change the control over Party B from agreement control to equity control, so the parties signed the termination agreement of the VIE agreements on February 20, 2022;

3.	为明确VIE协议解除之日至甲方完成对乙方的股权控制之日（以下简称“过渡期”）乙方的权益、收入、利润等归属，各方签署本补充协议，并依照执行。

4.	In order to clarify the ownership of Party B's rights and interests, income and profits from the date of termination of the VIE agreements to the date when Party A completes the equity control over Party B (hereinafter referred to as the "transition period"), the parties sign this Supplementary Agreement and implement it in accordance with it.

现各方协商一致，达成如下约定：

Now the parties have reached the following agreement through consultation:

1.	乙方承诺并保证，在过渡期内不进行股东分红、对外投资等导致公司资产、权益发生变动的行为。

1.	Party B undertakes and guarantees that it will not distribute dividends and profit, make foreign investment, and conduct other behaviors that could cause changes in its assets and equity during the transition period.

2.	甲方对丙方拟持有的乙方99.9%的股权享有独家购买权，丙方99.9%的股权在过渡期内的所有权益归属于甲方。

2.	Party A has the exclusive right to purchase 99.9% of Party B's equity that Party C holds, and all rights and interests of Party C's 99.9% equity during the transition period belong to Party A.

3.	甲方同意丙方拟将其持有乙方的0.1%的股权转让给第三人，而后甲方拟收购丙方及第三人持有乙方的100%的股权，以此完成甲方对乙方的100%股权控制。

3.	Party A consents that Party C to transfer its 0.1% equity of Party B to a third party, and agrees to acquire 100% equity of Party B held by Party C and the third party, so as to complete Party A's 100% equity control over Party B.

4.	本协议经协议各方签署后生效，本协议正本一式四（4）份，协议各方各执一份，各份具有同等法律效力。

4.	This Supplementary Agreement shall come into force after being signed by all parties. The original of this Agreement is in quadruplicate, with each party holding one copy and each copy has the same legal effect.

甲方： 江苏湃领通信科技有限公司（盖章）

Party A: Jiangsu Pailing Communication Technology Co., Ltd. (seal)

乙方： 泰州市柯普尼通讯设备有限公司（盖章）

Party B: Taizhou Kepuni Communication Equipment Co., Ltd. (seal)

丙方：

Party C:

崔小飞：

Xiaofei Cui:

何亮：

Liang He